Exhibit 99.1

Marchex Announces Second Quarter 2021 Results

SEATTLE – August 5, 2021-- Marchex, Inc. (NASDAQ: MCHX), the award-winning AI-powered conversation intelligence company that helps businesses turn strategic insights into the actions that drive their most valued sales outcomes, today announced its financial results for the second quarter ended June 30, 2021.

Q2 2021 Financial Highlights

•	GAAP revenue was $14.0 million for the second quarter of 2021, compared to $12.7 million for the second quarter of 2020.
•

Net loss from continuing operations was $0.3 million for the second quarter of 2021 or $0.01 per diluted share, compared to a net loss of $5.7 million or $0.09 per diluted share for the second quarter of 2020.

	Q2 2020	Q2 2021
GAAP Revenue	$12.7 million	$14.0 million
Non-GAAP Results:
Adjusted EBITDA from continuing operations	($4.2 million)	($0.5 million)
•	Adjusted non-GAAP income (loss) per share from continuing operations for the second quarter of 2021 was ($0.02) compared to ($0.07) for the second quarter of 2020.

Second Quarter and Recent Highlights

Following the company’s divestiture of its call marketplace business in the fourth quarter of 2020, Marchex is moving aggressively in 2021 to accelerate its conversation intelligence and sales engagement product pipeline and related sales efforts. Specifically, the company is launching new AI-driven products that solve an expanding array of industry specific use cases in verticals such as auto and others while expanding its people resources in key areas such as texting to support its growth opportunities and efforts.

Strategic Priorities and Growth Initiatives

Marchex’s focus on accelerating growth in 2021 is anticipated to be driven by:

•

New customer traction and existing customer expansion. In the second quarter of 2021, Marchex saw continued momentum by adding new customers across multiple product lines in auto, home services, health care and other verticals.

•	Expansion of market opportunities:

•

In May 2021, the company launched Marchex Engage for Automotive. With this focused product, Marchex now offers thousands of auto dealers advanced dealer-specific conversation intelligence and sales engagement capabilities, opening a new important channel for growth.

•	Marchex continues to broaden its text solution capabilities to include an expanding array of multi-channel customer use cases as interest and urgency in adoption of text solutions continues to grow.

•	Technology Platform Integrations:

•

Marchex is on target to complete the integration of its technology platforms into a common architecture in order to bring the power of more than 1 billion conversational data points into a single platform. This platform will serve as the foundation for future innovation and will enable the company to simplify its product integrations and future upsell opportunities, as well as open new market opportunities. This initiative is currently on track and has realized to date a significant portion of the more than $2 million in annualized cost savings anticipated to be delivered on a run rate basis by the end of 2021.

Accelerate Product Innovation

Marchex Announces Partnership with VinSolutions. Recently, Marchex announced its integration into VinSolutions Connect CRM. a leading dealership customer relationship management (CRM) system, that enables automotive dealers to deliver a better customer experience and automatically keep their CRM up to date with conversation events and outcomes. The Marchex-VinSolutions partnership, which now integrates VinSolutions Connect CRM with Marchex Engage for Automotive solution, builds efficiencies for sales managers and sales agents. By automating data entry tasks and connecting the power of Marchex conversation intelligence to customer record maintenance, dealers have better data hygiene and can unlock the content of conversations for a better understanding of the customer experience and sales team performance.

New Products: In May 2021, Marchex released the first of several planned sales engagement solutions with its auto dealer facing product: Marchex Engage for Automotive. Marchex Engage for Automotive is the company’s newest artificial intelligence-powered solution, developed specifically for automotive dealers. Marchex Engage for Automotive is an innovative conversation intelligence application that enables automotive sales teams to deliver better buying experiences and sell more.

Third Party Awards:

Marchex Recognized as “Best AI-Solution for Sales” by AI Breakthrough Awards. In June 2021, Marchex won its fifth product award thus far in 2021 when AI Breakthrough Awards recognized the company as the winner of the “Best AI-Solution for Sales” for the company’s Marchex Sales Engagement product suite. This award follows the recently awarded Artificial Intelligence Excellence Award for the Sales Engagement product suite and the 2021 Gold Stevie Award for Marchex’s Marketing Edge solution.

Marchex Recognized as “Market Leader” in Conversational Intelligence by Opus Research. In August 2021, Opus Research noted Marchex as the Market Leader in its 2021 Conversational Intelligence Intelliview Report. Opus Research, a market leading research firm, published a report that analyzes the product and service offerings of solutions providers whose suites of products and services help brands make the most of Conversational Intelligence. It is an emerging opportunity area and participants include companies that specialize in platform features to capture, record, transcribe, and analyze conversational data and intelligence.

“In the second quarter, Marchex made meaningful progress across all of our strategic initiatives as well as continuing to drive increased organizational clarity and focus,” said Russell Horowitz, Executive Chairman and Co-CEO. “Our ongoing product progress is helping drive new customers and grow existing relationships as well as enhance our overall financial profile. We believe there is a tremendous opportunity in the conversational intelligence and sales engagement markets and Marchex is ideally suited to take advantage of our unique market position through our product roadmap and overall execution efforts.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of August 5, 2021.

“During the second quarter of 2021 we continued to see positive developments in the key drivers of our business, including increases in existing customer conversation volumes as well as sales pipeline development. We see that progress extending into the third quarter and, to the extent there is a continued unwinding of the business impact from the pandemic, we believe we are well positioned to grow on a year-over-year and sequential basis driven by new product adoption and customer renewals. We also continue to believe we are well positioned to deliver progressive, sequential growth in profitability in 2021 and believe there is a potential path to reach break-even or better on an Adjusted EBITDA basis during 2021,” said Leila Kirske, CFO.

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday August 5, 2021 to discuss its second quarter ended June 30, 2021 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex’s award-winning conversation intelligence platform, featuring AI-powered sales engagement and marketing solutions, helps businesses turn strategic insights into the actions that drive their most valued sales outcomes. Our multichannel voice and text capabilities enable sales and marketing teams to deliver the buying experiences that today’s customers expect. Marchex is the trusted conversation intelligence partner for market-leading companies in critical industries, including many of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of August 5, 2021 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Discontinued Operations:

In October 2020, the Company sold its interest in the Local Leads Platform, Call Marketplace and other assets not related to core conversational analytics and sales engagement solutions. As a result, the financial results of these dispositions are presented as discontinued operations net of tax in our condensed consolidated statements of operations in accordance with GAAP for the previous year presented.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share.

Adjusted EBITDA from continuing operations represents net income (loss) from continuing operations before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, (6) acquisition and disposition-related costs (benefit), (7) impairment of goodwill and intangibles assets from acquisitions, and (8) foreign government assistance subsidies. Marchex believes that Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and that provides meaningful supplemental information regarding performance and evaluating performance and liquidity to measure its ability to fund operations and its financing obligations.

Adjusted OIBA from continuing operations represents Adjusted EBITDA from continuing operations adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses as detailed above. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions.

Adjusted non-GAAP income (loss) per share from continuing operations represents Adjusted non-GAAP income (loss) from continuing operations divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs (benefit), (3) amortization of intangible assets from acquisitions, (4) impairment of goodwill and intangibles assets from acquisitions. (5) interest income and other, net, (6) net income from discontinued operations, net of tax, and (7) estimated impact of income taxes. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Revenue	$12,716	$14,006	$24,724	$26,986
Expenses:
Service costs (1)	4,967	5,460	9,796	10,882
Sales and marketing (1)	4,828	2,702	8,998	6,339
Product development (1)	5,307	4,789	10,664	10,111
General and administrative (1)	2,845	2,465	6,298	5,085
Amortization of intangible assets from acquisitions	1,206	1,378	2,969	2,559
Acquisition and disposition-related costs (benefit)	(361)	76	(996)	121
Total operating expenses	18,792	16,870	37,729	35,097
Impairment of goodwill	—	—	(14,688)	—
Impairment of intangible assets from acquisitions	—	—	(4,959)	—
Loss from operations	(6,076)	(2,864)	(32,652)	(8,111)
Interest income (expense) and other, net	32	2,486	142	2,474
Loss before provision for income taxes	(6,044)	(378)	(32,510)	(5,637)
Income tax expense (benefit)	(381)	(45)	(1,324)	31
Net loss from continuing operations	(5,663)	(333)	(31,186)	(5,668)
Income from discontinued operations, net of tax	1,155	—	1,803	—
Net loss applicable to common stockholders	$(4,508)	$(333)	$(29,383)	$(5,668)

Basic and diluted net loss per Class A and Class B share applicable to common stockholders:
Continuing operations	$(0.12)	$(0.01)	$(0.66)	$(0.13)
Discontinued operations, net of tax	0.03	—	$0.04	$—
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.09)	$(0.01)	$(0.62)	$(0.13)
Shares used to calculate basic net loss per share applicable to common stockholders
Class A	4,661	4,661	4,661	4,661
Class B	42,385	39,171	42,382	39,167
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	47,046	43,832	47,043	43,828

(1) Includes stock-based compensation allocated as follows:
Service costs	$6	$3	$22	$11
Sales and marketing	250	221	511	450
Product development	90	88	171	185
General and administrative	499	343	1,103	753
Total	$845	$655	$1,807	$1,399

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	June 30,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$33,851	$27,813
Accounts receivable, net	6,331	8,738
Prepaid expenses and other current assets	2,160	2,662
Total current assets	42,342	39,213
Property and equipment, net	2,747	2,488
Right-of-use lease asset	3,744	2,986
Other assets, net	1,345	1,306
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	9,196	6,636
Total assets	$76,932	$70,187
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,424	$2,307
Accrued benefits and payroll	5,975	4,741
Other accrued expenses and current liabilities	4,210	3,715
Deferred revenue and deposits	1,393	1,454
Lease liability current	1,827	1,785
Loan obligations, current	5,123	5,149
Total current liabilities	20,952	19,151
Deferred tax liabilities	156	179
Lease liability non-current	3,136	2,336
Total liabilities	24,244	21,666
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	365	367
Additional paid-in capital	350,960	352,456
Accumulated deficit	(298,686)	(304,351)
Total stockholders’ equity	52,688	48,521
Total liabilities and stockholders’ equity	$76,932	$70,187

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss from Continuing Operations to Adjusted EBITDA from Continuing Operations and Adjusted Operating Income (Loss) Before Amortization (OIBA) from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Net loss from continuing operations	$(5,663)	$(333)	$(31,186)	$(5,668)
Interest income (expense) and other, net	32	2,486	142	2,474
Income tax expense (benefit)	(381)	(45)	(1,324)	31
Acquisition of intangible assets from acquisitions	1,206	1,378	2,969	2,559
Depreciation and amortization	478	376	985	803
Stock-based compensation	845	655	1,807	1,399
Acquisition and disposition-related costs (benefit)	(361)	76	(996)	121
Impairment of goodwill	—	—	14,688	—
Impairment of intangible assets from acquisitions	—	—	4,959	—
Foreign government paycheck assistance and rent subsidies[1]	(252)	(148)	(252)	(299)
Adjusted EBITDA from continuing operations	$(4,160)	$(527)	$(8,492)	$(3,528)
Depreciation and amortization	478	376	985	803
Adjusted OIBA from continuing operations	$(4,638)	$(903)	$(9,477)	$(4,331)

[1]	Includes pandemic related wage and rent relief subsidies, recognized as a reduction of wages or rent during the period received.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss from Continuing Operations per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Net loss applicable to common stockholders, diluted	$(0.09)	$(0.01)	$(0.62)	$(0.13)
Stock-based compensation	0.02	0.01	0.04	0.03
Acquisition and disposition-related costs (benefit)	(0.01)	-	(0.02)	-
Amortization of intangible assets from acquisitions	0.03	0.03	0.06	0.06
Impairment of goodwill	-	-	0.31	-
Impairment of intangible assets from acquisitions	-	-	0.11	-
Interest income and other, net	-	(0.05)	-	(0.06)
Income from discontinued operations, net of tax	(0.03)	-	(0.04)	-
Foreign government paycheck assistance and rent subsidies	(0.01)	-	(0.01)	-
Estimated impact of income taxes	0.02	-	0.03	-
Adjusted non-GAAP loss from continuing operations per share	$(0.07)	$(0.02)	$(0.14)	$(0.10)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss from continuing operations per share	47,046	43,832	47,043	43,828

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP income (loss) from continuing operations per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.